As filed with the Securities and Exchange Commission on April 3, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REVIVA PHARMACEUTICALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	85-4306526
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200
Cupertino, CA	95014
(Address of Principal Executive Offices)	(Zip Code)

Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan

(Full title of the plan)

Laxminarayan Bhat

Chief Executive Officer

Reviva Pharmaceuticals Holdings, Inc.
10080 N Wolfe Road, Suite SW3-200

Cupertino, CA 95014

(Name and address of agent for service)

(408) 501-8881

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Steven M. Skolnick, Esq.

Lowenstein Sandler LLP
1251 Avenue of the Americas
New York, New York 10020
Tel: (212) 262-6700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Reviva Pharmaceuticals Holdings, Inc. (the “Company”) for the purpose of registering additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). The number of shares of Common Stock available for issuance under the 2020 Plan is subject to an annual increase on January 1 of each year for a period of ten (10) years, in an amount equal to the lesser of (i) ten percent (10%) of the total number of shares of Common Stock outstanding on December 31 of the preceding calendar year or (ii) such number of shares of Common Stock determined by the Board of Directors of the Company (the “Evergreen Provision”). This Registration Statement registers an aggregate of 4,657,919 additional shares of Common Stock available for issuance under the 2020 Plan as a result of the Evergreen Provision, which shares were automatically made so available on the first day of 2025, representing 10% of the total number of shares of Common Stock outstanding on December 31, 2024.

The shares of Common Stock registered pursuant to this Registration Statement are of the same class of securities as the 2,791,856 shares of Common Stock registered for issuance under the 2020 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-279508) filed on May 17, 2024, the 1,443,329 shares of Common Stock registered for issuance under the 2020 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-270965) filed on March 30, 2023, and the 1,384,761 shares of Common Stock registered for issuance under the 2020 Plan pursuant to the currently effective Registration Statement on Form S-8 (Registration No. 333-254551) filed on March 22, 2021. The information contained in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-254551, 333-270965 and 333-279508) is hereby incorporated by reference pursuant to General Instruction E. Any items in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-254551, 333-270965 and 333-279508) not expressly changed hereby shall be as set forth in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-254551, 333-270965 and 333-279508).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	The Company’s latest annual report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Exchange Act for the fiscal year ended December 31, 2024, as filed with the Commission on April 3, 2025;

(b)	The Company’s current report on Form 8-K filed with the Commission on February 18, 2025 (other than any portions thereof deemed furnished and not filed); and

(c)

The description of Common Stock contained in the Company’s Registration Statement on Form 8-A12B, as filed with the Commission on August 20, 2018 pursuant to Section 12(b) of the Exchange Act, as updated by the Description of Securities set forth on Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the Commission on April 3, 2025, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

For a list of exhibits, see the Exhibit Index in this Registration Statement, which is incorporated into this Item by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1

Amended and Restated Certificate of Incorporation (filed as Exhibit 3.3 to the Company’s Current Report on Form 8-K (File No. 001-38634) as filed on December 18, 2020, and incorporated herein by reference).

4.2

Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Reviva Pharmaceuticals Holdings, Inc., dated December 10, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K as filed on December 12, 2024, and incorporated herein by reference).

4.3	Bylaws (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-38634) as filed on December 14, 2020, and incorporated herein by reference).

4.4	Specimen common stock certificate of the Company (filed as Exhibit 4.4 to the Company’s Form S-4 (File No. (333-245057) as filed on November 3, 2020, an incorporated herein by reference).

5.1*	Legal Opinion of Lowenstein Sandler LLP.

23.1*	Consent of Moss Adams LLP, independent registered public accounting firm.

23.2*	Consent of Lowenstein Sandler LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page).

99.1

Reviva Pharmaceuticals Holdings, Inc. 2020 Equity Incentive Plan (filed as Exhibit 10.13 to the Company’s Current Report on Form 8-K as filed on December 18, 2020 and incorporated herein by reference).

99.2	Form of Incentive Stock Option Grant Agreement (filed as Exhibit 10.14 to the Company’s Current Report on Form 8-K as filed on December 18, 2020 and incorporated herein by reference).

99.3	Form of Nonqualified Stock Option Grant Agreement (filed as Exhibit 10.15 to the Company’s Current Report on Form 8-K as filed on December 18, 2020 and incorporated herein by reference).

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cupertino, State of California, on April 3, 2025.

Reviva Pharmaceuticals Holdings, Inc.

By:	/s/ Laxminarayan Bhat
Laxminarayan Bhat
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Reviva Pharmaceuticals Holdings, Inc., a Delaware corporation, do hereby constitute and appoint each of Laxminarayan Bhat and Narayan Prabhu as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Laxminarayan Bhat	Chief Executive Officer and Director	April 3, 2025
Laxminarayan Bhat	(Principal Executive Officer)

/s/ Narayan Prabhu	Chief Financial Officer	April 3, 2025
Narayan Prabhu	(Principal Financial and Accounting Officer)

/s/ Parag Saxena	Chairman of the Board	April 3, 2025
Parag Saxena

/s/ Richard Margolin	Director	April 3, 2025
Richard Margolin

/s/ Purav Patel	Director	April 3, 2025
Purav Patel

/s/ Les Funtleyder	Director	April 3, 2025
Les Funtleyder